UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

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The Management Network Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Preliminary Copy

THE MANAGEMENT NETWORK GROUP, INC.
7300 COLLEGE BOULEVARD, SUITE 302
OVERLAND PARK, KANSAS 66210

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 7, 2012

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of THE MANAGEMENT NETWORK GROUP, INC., a Delaware corporation (the “Company”), will be held on June 7, 2012, at noon local time, at the Hilton O’Hare International Airport, Rosemont, Illinois 60018, to consider and vote upon the following matters:

1.  The approval of a proposed amendment to the Company’s Certificate of Incorporation, as amended, to declassify the Board of Directors.

2.  The election of two Class I directors to serve for a term of one year expiring at the 2013 Annual Meeting of Stockholders if Proposal 1 is approved by stockholders, or alternatively, for a term of three years expiring at the 2015 Annual Meeting of Stockholders if Proposal 1 is not approved by stockholders.

3.  The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 29, 2012.

4.  The consideration of such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

Stockholders of record at the close of business on April 12, 2012, are entitled to notice of and to vote at the meeting. Each stockholder is entitled to one vote per share.

You are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, we urge you to mark, sign, date, and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose or to vote via the Internet or by telephone as provided on the proxy. You may attend the meeting and vote in person even if you have returned a proxy.

By order of the Board of Directors DONALD E. KLUMB President, CEO, and CFO

Overland Park, Kansas
[_________], 2012

YOUR VOTE IS IMPORTANT

IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE OR TO VOTE PROMPTLY VIA THE INTERNET OR BY TELEPHONE AS PROVIDED ON THE PROXY.

Preliminary Copy

THE MANAGEMENT NETWORK GROUP, INC.
7300 COLLEGE BOULEVARD, SUITE 302
OVERLAND PARK, KANSAS 66210

PROXY STATEMENT
FOR THE 2012 ANNUAL MEETING OF STOCKHOLDERS
JUNE 7, 2012

INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

The enclosed proxy is solicited on behalf of the Board of Directors of The Management Network Group, Inc. (“we,” “us,” the “Company” or “TMNG”), for use at the Annual Meeting of Stockholders to be held June 7, 2012 at noon local time, or at any postponement or adjournment thereof (the “Annual Meeting”), for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Hilton O’Hare International Airport, Rosemont, Illinois 60018.

These proxy solicitation materials and our Annual Report to Stockholders for the fiscal year ended December 31, 2011, including financial statements (the “Annual Report”), are expected to be first mailed on or prior to [_________], 2012, to all stockholders entitled to vote at the Annual Meeting.

NOTE REGARDING STREAMLINED DISCLOSURE

The Securities and Exchange Commission (“SEC”) has adopted rules allowing smaller reporting companies to tailor their disclosure to reduce costs. Because the Company qualifies as a “smaller reporting company” under the SEC rules, the Company is providing streamlined disclosure in this proxy statement in accordance with those rules. Under the scaled disclosure obligations, the Company is not required to provide, among other things, Compensation Discussion and Analysis and certain other tabular and narrative disclosures relating to executive compensation. In addition, as a smaller reporting company, the Company is not currently required to conduct “say-on-pay” or “say-on-frequency” advisory votes.

RECORD DATE AND SHARE OWNERSHIP

Stockholders of record at the close of business on April 12, 2012 (the “Record Date”), are entitled to notice of and to vote at the Annual Meeting. On the Record Date, 7,093,872 shares of our Common Stock were outstanding.

REVOCABILITY OF PROXIES

You may revoke your proxy at any time before the Annual Meeting by (a) delivering to the Secretary of the Company prior to the Annual Meeting a written notice of revocation or a duly executed proxy bearing a later date or (b) voting via the Internet or by telephone subsequent to the date shown on a previously executed and delivered proxy or the date of a prior Internet or telephone vote. You may also revoke your proxy by attending the Annual Meeting and voting in person. If you only attend the Annual Meeting but do not vote, your proxy will not be revoked.

VOTING AND SOLICITATION

Each stockholder is entitled to one vote for each share held as of the Record Date. Stockholders will not be entitled to cumulate their votes in the election of directors. If your shares are held in “street name” and you wish to vote at the Annual Meeting, you must obtain a proxy form from the institution that holds your shares.

We will pay the cost of soliciting proxies. We expect to reimburse banks, brokerage firms and other custodians, nominees and certain fiduciaries for their reasonable out-of-pocket expenses in forwarding solicitation materials to the beneficial owners of their shares. Certain of our directors, officers and employees may also solicit proxies, without additional compensation, personally or by telephone or facsimile.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections appointed for the meeting, who will determine whether or not a quorum is present.

The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of stock of the Company issued and outstanding and entitled to vote thereat, present in person or represented by proxy. Shares voted “FOR,” “AGAINST,” or “WITHHELD FROM,” a matter will be treated as being present at the meeting for purposes of establishing a quorum and will also be treated as shares voted at the Annual Meeting. Abstentions and broker non-votes are also treated as being present for purposes of determining the presence of a quorum.

You may abstain from voting on any proposal other than the election of directors. The affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote thereon is required to approve the proposal relating to the amendment of the Certificate of Incorporation, as amended (“Certificate of Incorporation”), to declassify the Board of Directors. Because the vote is based on the total number of shares outstanding rather than the votes cast at the Annual Meeting, abstentions will have the same effect as a vote against this proposal. With regard to the election of directors, votes may be cast in favor or withheld. Because directors are elected by a plurality of the votes cast for the election of directors at the Annual Meeting, with the nominees obtaining the most votes being elected, votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions are counted in determining the outcome with respect to each proposal that requires the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote thereon and, therefore, will have the same effect as a vote against the proposal to ratify the selection of Deloitte & Touche LLP as the independent registered public accounting firm of the Company.

On certain routine matters, such as the ratification of the selection of Deloitte & Touche LLP as the independent registered public accounting firm of the Company, if a stockholder that holds its shares through a broker does not provide instructions to that broker on how the stockholder wishes to vote, the broker will be allowed to exercise discretion and vote on behalf of the stockholder. A broker is prohibited, however, from voting on other non-routine matters, including the amendment of the Certificate of Incorporation and the election of directors. Broker “non-votes” will occur when a broker does not receive voting instructions from a stockholder on a non-routine matter or if the broker otherwise does not vote on behalf of a stockholder. Because the vote on the amendment to the Certificate of Incorporation is based on the total number of shares outstanding rather than the votes cast at the Annual Meeting, broker non-votes will have the same effect as a vote against this proposal. Because there is no minimum vote required for the election of directors, broker non-votes will be entirely excluded from the vote and will have no effect on its outcome. Broker non-votes are not counted in determining the number of shares present in person or represented by proxy and entitled to vote thereon with respect to a proposal that requires the affirmative vote of a majority of such shares and, therefore, will not affect the outcome of the voting on such a proposal.

BOARD RECOMMENDATIONS

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote your shares in accordance with the recommendations of the Board of Directors. The Board recommends you vote:

•	FOR the approval of the proposed amendment to the Company’s Certificate of Incorporation to declassify the Board of Directors;
•	FOR the election of the persons nominated by the Company as Class I directors; and
•	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 29, 2012.

If any other matter properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 7, 2012.

This proxy statement and our annual report to stockholders for the year ended December 31, 2011 are available to you at www.proxyvote.com.

PROPOSAL NO. 1

APPROVAL OF AN AMENDMENT TO
THE CERTIFICATE OF INCORPORATION TO
DECLASSIFY THE BOARD OF DIRECTORS

The Company’s Board of Directors has unanimously adopted a resolution approving and recommending to the Company’s stockholders for their approval an amendment to the Company’s Certificate of Incorporation to provide for the phased elimination of the Company’s classified Board structure, in order to provide for the annual election of all directors, as described below. The Board is asking the Company’s stockholders to approve the proposed amendment to Article VII of the Company’s Certificate of Incorporation. The Board of Directors has also approved amendments to the Company’s Bylaws to make conforming changes related to the elimination of the Board’s classified structure, which would be effective upon the filing with the Secretary of State of the State of Delaware of the certificate of amendment amending Article VII of the Certificate of Incorporation. The amendments to the Bylaws do not require stockholder approval.

The text of the proposed amendment to Article VII of the Company’s Certificate of Incorporation is set forth in Appendix A to this proxy statement. The following discussion is qualified in its entirety by the full text of the proposed amendment to the Certificate of Incorporation in Appendix A.

THE CURRENT CLASSIFIED BOARD STRUCTURE

The Company’s Certificate of Incorporation and Bylaws currently divide the board into three classes (Class I, Class II, and Class III). Each member of a class is elected for a three-year term, with approximately one-third of directors standing for election each year. There are currently two Class I directors, whose terms expire at the 2012 annual meeting; two Class II directors, whose terms expire at the 2013 annual meeting; and three Class III directors, whose terms expire at the 2014 annual meeting.

EFFECTS OF THE PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION

If the proposed amendment to Article VII of the Certificate of Incorporation is approved, the declassification of the Board will be phased-in over two years and will be complete at the 2014 annual meeting of stockholders. Upon effectiveness of the proposed amendment, if approved:

•	Each of the nominees elected as a Class I director at the Annual Meeting will be elected for a one-year term.
•	Any director in office at the Annual Meeting whose term expires at the 2013 or 2014 annual meeting shall continue to hold office until the end of the term for which such director was elected and until his or her successor is elected and qualified or until his or her earlier death, resignation or removal.
•	Each of the nominees elected as a Class I director or Class II director at the 2013 annual meeting will be elected for a one-year term.
•	Each of the nominees elected as a director (all classes) at the 2014 annual meeting will be elected for a one-year term.
•	A director who is chosen to fill a newly-created directorship resulting from an increase in the authorized number of directors shall hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified or until his or her earlier death, resignation or removal.
•	Any director who is chosen to fill a vacancy not resulting from an increase in the authorized number of directors shall have the same remaining term as that of his or her predecessor and shall serve until his or her successor is elected and qualified or until his or her earlier death, resignation or removal.
•	Any one or more directors of the corporation may be removed with or without cause by the holders of a majority of the shares then entitled to vote in an election of directors.

In order to permit the election of Class I directors for one-year terms at the Annual Meeting, if the proposed amendment is approved by the stockholders, the Board of Directors intends to file the certificate of amendment amending Article VII of the Certificate of Incorporation with the Secretary of State of the State of Delaware during the Annual Meeting and then proceed with the election of directors.

If the proposed amendment is not approved by the stockholders, the Board of Directors will remain classified and our directors will continue to be subject to our Certificate of Incorporation’s current classification. In such case, each of the nominees elected as a Class I director at the Annual Meeting would be elected to a three-year term to serve until the 2015 annual meeting and until his successor is elected and qualified or until his earlier death, resignation or removal. Similarly, the Class II and Class III directors would continue to be elected to three-year terms as provided in the existing Certificate of Incorporation.

REASONS FOR THE PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION

In considering the proposed amendment to the Certificate of Incorporation, the Board considered that a classified structure may offer several advantages, such as promoting Board continuity and stability, encouraging directors to take a long-term perspective, and reducing the Company’s vulnerability to coercive takeover tactics. While the Board believes that these are important considerations, the Board also considered the potential advantages of declassification, including the ability of stockholders to evaluate directors annually. The Board also considered that many public companies in the United States have eliminated their classified Board structures in recent years in favor of annual director elections.

In view of the considerations described above, the Board of Directors has unanimously determined that it is in the best interests of the Company and its stockholders to eliminate the classified Board structure as proposed.

APPROVAL REQUIRED

The affirmative vote of a majority of the shares of common stock of the Company entitled to vote thereon is required to approve the proposed amendment to the Company’s Certificate of Incorporation to declassify the Board of Directors. The effect of an abstention or broker non-vote is the same as that of a vote against the proposal.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO DECLASSIFY THE BOARD OF DIRECTORS.

PROPOSAL NO. 2

ELECTION OF DIRECTORS

DIRECTORS AND COMPANY NOMINEES FOR DIRECTOR

Proposal No. 2 is the proposed election of two Class I Directors, to serve for a term of one year expiring at the 2013 annual meeting of stockholders if Proposal 1 is approved by stockholders, or alternatively, for a term of three years expiring at the 2015 annual meeting of stockholders if Proposal 1 is not approved by stockholders. The Nominating and Corporate Governance Committee and the Board of Directors have nominated Micky K. Woo and Robert J. Currey to serve as Class I Directors.

Messrs. Woo and Currey have each consented to serve on the Board of Directors as a Class I Director. If Mr. Woo or Mr. Currey becomes unavailable to serve as a director at the time of the Annual Meeting, which is not expected, the proxy holders will vote the proxies in their discretion for the nominee designated by the Board of Directors to fill the vacancy.

Here is information regarding the nominees for Class I director and the directors whose term of office will continue after the Annual Meeting.

Name	Age	Principal Occupation
Company Nominees for Class I Directors
Robert J. Currey(2)(3)	66	Chief Executive Officer, Consolidated Communications, Inc.
Micky K. Woo	58	Executive Chairman of the Company
Continuing Class II Directors
Roy A. Wilkens(1)	69	Co-founder and Chairman, Adaption Technologies Ventures, Ltd.
Peter H. Woodward(1)(2)	39	President, MHW Capital Management
Continuing Class III Directors
A. Reza Jafari(2)(3)	66	Chairman and Chief Executive Officer, e-Development International, Inc.
Andrew D. Lipman(1)(3)	60	Partner, Bingham McCutchen LLP
Richard P. Nespola	67	Senior Executive Advisor
(1)	Member of the Compensation Committee
(2)	Member of the Audit Committee
(3)	Member of the Nominating and Corporate Governance Committee

There are no family relationships among any of our directors or executive officers.

DIRECTORS TO BE ELECTED AT THE ANNUAL MEETING

Robert J. Currey has served as a director since 2003. Mr. Currey has been President and CEO of Consolidated Communications, Inc. (CCI), a provider of communications services, since 2002. From 2000 to 2002, Mr. Currey served as Vice Chairman of RCN Corporation, a CLEC providing telephony, cable and Internet services in high-density markets nationwide. From 1998 to 2000, Mr. Currey served as President and Chief Executive Officer of 21st Century Telecom Group. From 1997 to 1998, Mr. Currey served as Director and Group President of Telecommunications Services of McLeodUSA, which acquired the predecessor of CCI in 1997. Mr. Currey joined the predecessor of CCI in 1990 and served as President through its acquisition in 1997. Mr. Currey holds a bachelor’s degree from Michigan Technical University and an MBA from Eastern Michigan University. Mr. Currey’s industry and leadership experience enables him to provide valuable insight to the Board on business strategy and operations.

Micky K. Woo has served as a director of the Company and has been a senior executive with the Company since 1991. In January 2012, Mr. Woo was named Executive Chairman of the Company and resigned the positions of President and Chief Operating Officer which he had held since 2007. Prior to joining the Company, Mr. Woo served from 1989 to 1991 as Vice President of Information Systems and Revenue

Assurance at Telesphere Communications Inc. From 1987 to 1989, Mr. Woo was the Director of Revenue and Treasury Management at Sprint Corporation and from 1983 to 1987 he served in management at MCI Communications Corporation, including Senior Manager of Receivables Management, Senior Manager of the East Coast Billing Center, and Senior Manager of Revenue Reporting and Analysis. Prior to entering the telecommunications industry, Mr. Woo was a consultant with Price Waterhouse (now PricewaterhouseCoopers). Mr. Woo received his BA in Computer Science and an MA in Accounting from the University of Iowa. Mr. Woo’s experience with the Company since 1991 and his prior business experience enable him to provide valuable guidance to the Board in overseeing the Company’s business.

DIRECTORS WHOSE TERM WILL CONTINUE BEYOND THE ANNUAL MEETING

A. Reza Jafari has served as a director of the Company since 2009. Since 2008, Mr. Jafari has served as the Chairman and Chief Executive Officer of e-Development International, Inc., an executive advisory and investment group which promotes, facilitates and participates in information and communication technology initiatives via social entrepreneurship in the global markets. Mr. Jafari has spent 30 years in the IT services, competitive telecommunications, media and entertainment and education industries. Mr. Jafari served as the Chairman and Managing Director of NeuStar International, a provider of clearinghouse services to the communications industry, from January 2005 to January 2008. From August 2002 until January 2005, Mr. Jafari was Chairman and Chief Executive Officer of The Omega Partners, an executive advisory group based in Atlanta, Georgia. From January 1990 to July 2002, Mr. Jafari held various senior executive positions at Electronic Data Systems Corporation (EDS), a global information technology services company, including Group President of EDS’s Global Communications, Media and Entertainment Industry Group. Mr. Jafari received his MBA in 1976, his Specialist Degree in Education and Innovation (Ed S) in 1980, and his ABD in Instructional Systems Technology in 1981 from Indiana University, Bloomington, Indiana. The Board relies upon Mr. Jafari’s 30 years’ experience in the IT services, competitive telecommunications, media and entertainment and education industries in guiding the Company’s business strategy.

Andrew D. Lipman has been a director of the Company since 2000. Mr. Lipman is the Senior Partner in the Telecommunications, Media and Technology Group of the law firm of Bingham McCutchen LLP. For ten years, while maintaining his law firm partnership, Mr. Lipman also served as Senior Vice President, Legal and Regulatory Affairs for MFS Communications, a provider of communication services. Mr. Lipman currently sits on the Boards of NuSkin Enterprises, a cosmetics and nutritional supplements marketer; and SUTRON Corporation, a manufacturer of weather and climate measurement systems. Mr. Lipman is a graduate of the University of Rochester (summa cum laude) and Stanford Law School. Mr. Lipman’s extensive legal and industry experience enables him to provide valuable insight to the Board regarding the issues confronting the Company and the industries in which the Company operates.

Richard P. Nespola founded TMNG in 1990 and has served as a Director since that time. He served as the Company’s President and CEO from 1990 until 2007 and served as our Chairman, Chief Executive Officer from 2003 until January 2012. Mr. Nespola is currently a Senior Executive Advisor for telecommunications, technology, digital media, and capital formation companies. During his extensive career in the telecommunications industry prior to founding TMNG in 1990, Mr. Nespola served as Senior Vice President and Chief Operating Officer of Telesphere Communications Inc. and as Vice President of Financial Operations and Senior Vice President of Strategic Markets and Product Pricing at Sprint Corporation. He also served as the Senior Director of Revenue and Treasury Operations at MCI Communications Corporation from 1983 to 1986. Mr. Nespola served as Director of One Communications and Worldgate Communications, Inc. and is a member of the Board of Trustees of Long Island University. Mr. Nespola is a frequent chair of industry forums and noted conference speaker. Mr. Nespola received a BA and MBA from Long Island University. Mr. Nespola’s experience in founding and leading the Company, his leadership skills and his extensive experience in the industry enable him to provide valuable guidance to the Board in overseeing the Company’s business.

Roy A. Wilkens has served as a director of the Company since 1999. In January 2012, he was named Presiding Director of the Non-Management Directors of the Company. Mr. Wilkens is a co-founder of Adaption Technologies Ventures, LTD, a leading innovator of tools that simplify the delivery of IP based communication services, and has served as its Chairman since 2006. In 1985, Mr. Wilkens founded WilTel, Inc., one of the first national fiber optic companies and a subsidiary of The Williams Companies, an oil and gas pipeline company. Mr. Wilkens was the Chief Executive Officer of WilTel Inc. from 1985 to 1995. In 1995, WilTel was acquired by LDDS Communications, a predecessor to MCI WorldCom. Mr. Wilkens remained as Chief Executive Officer of WilTel and served as Vice Chairman of Worldcom until 1997. During 2000 and 2001, Mr. Wilkens was appointed as Co-CEO of McLeod USA. Prior to 1985, Mr. Wilkens served as the President of Williams Pipeline Company, a subsidiary of The Williams Companies. Mr. Wilkens has served on numerous public and private corporate boards in addition to chairing several association boards and serving on an advisory council for two U.S. Presidents. The Board benefits from Mr. Wilkens’ extensive knowledge of the telecommunications industry in general and his knowledge of the Company.

Peter H. Woodward has served as director of the Company since January 2012. Mr. Woodward is the President of MHW Capital Management, a private investment firm that takes concentrated positions in micro-cap turnaround companies, with a focus on the technology sector. From 1996 until he founded MHW Capital Management in 2005, Mr. Woodward was a Managing Director for Regan Fund Management, a hedge fund group specializing in active equity investments in turnaround companies. He began his career as a research analyst at Munn, Bernhard & Associates from 1995 to 1996. Mr. Woodward has served on the board of directors of NewsEdge Corp., Zomax, Inc., and Innodata-Isogen, Inc., and is currently a director of SMF Energy Corp. and Fortress International Group, Inc., and is Chairman of the Board of Directors of Hampshire Group, Inc. Mr. Woodward graduated from Colgate University with a Bachelor of Arts in Economics, and from Columbia University with a Master’s Degree in International Economics. He is a Chartered Financial Analyst. Mr. Woodward’s extensive financial and capital markets expertise and experience enables him to provide valuable guidance to the Board.

The Board of Directors has determined that Messrs. Currey, Lipman, Wilkens, Jafari and Woodward are independent, as defined in the NASDAQ Stock Market (“NASDAQ”) listing standards.

RESOLUTION OF STOCKHOLDER NOMINATIONS

On January 25, 2012, the Company entered into a Settlement Agreement (the “Settlement Agreement”) with Norman H. Pessin, Sandra F. Pessin, MHW Partners, L.P., MHW Capital Management, LLC and Peter H. Woodward (collectively, the “MHW Group”). The Settlement Agreement related to the notice provided by a member of the MHW Group to the Company on December 9, 2011 nominating Mr. Woodward for election as a director of the Company at the Annual Meeting. Prior to entering into the Settlement Agreement, in January 2012 members of the Board of Directors and management of the Company had several discussions with members of the MHW Group (including Mr. Woodward) regarding the addition of Mr. Woodward to the Board of Directors. In the Settlement Agreement, the Company agreed, among other things, to amend the Bylaws of the Company to increase the size of the Board of Directors of the Company from six (6) members to seven (7) members and to appoint Mr. Woodward to fill the newly created director position as a Class II director whose term of office expires at the Company’s 2013 annual meeting of stockholders. Under the terms of the Settlement Agreement, the MHW Group withdrew the nomination of Mr. Woodward for election at the Annual Meeting and agreed that they would not take the following actions with respect to the Annual Meeting (other than the actions taken by Mr. Woodward as a director of the Company): (a) propose any matter (including any nominee for director) for submission to a vote of the stockholders of the Company; (b) engage in any “solicitation” of “proxies” (as such terms are used in the proxy rules of the SEC) with respect to the Company or any action resulting in such person or entity becoming a “participant” in any “election contest” (as such terms are used in the proxy rules of the SEC) with respect to the Company; (c) grant any proxy with respect to Company common stock to any person or entity not designated by the Company; (d) subject any shares of Company common stock to any arrangement, agreement or understanding with respect to the voting of such stock or other agreement having similar effect; or (e) vote for any nominee for director other than the Company’s nominees. These provisions terminate at the conclusion of the Annual Meeting. The Company incurred less than $10,000 in legal fees to negotiate the Settlement Agreement. A copy of the Settlement

Agreement was filed as Exhibit 10.1 to the Form 8-K filed with the SEC on January 26, 2012, and is available on the SEC’s website (www.sec.gov).

In December 2011, Stern Family Partners delivered notice to the Company that Stern Family Partners intended to nominate and seek to elect Lawrence M. Stern as a member of the Board of Directors of the Company at the Annual Meeting. It is the Company’s understanding based upon conversations with Mr. Stern that Stern Family Partners does not intend to nominate Mr. Stern at the Annual Meeting or to solicit proxies in support of his election to the Board of Directors.

VOTE REQUIRED AND RECOMMENDATION

The two nominees receiving the highest number of affirmative votes in person or represented by proxy and entitled to vote thereon shall be elected as the Class I directors.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF MICKY K. WOO AND ROBERT J. CURREY AS CLASS I DIRECTORS OF THE COMPANY.

PROPOSAL NO. 3

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee plans to engage the independent registered public accounting firm of Deloitte & Touche LLP to audit the consolidated financial statements of the Company for the fiscal year ending December 29, 2012. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire and to respond to appropriate questions.

Deloitte & Touche LLP has audited the Company’s financial statements since 1995.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S FEES

The following table summarizes the aggregate fees billed to the Company by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the “Deloitte Entities”) during fiscal years 2011 and 2010:

	2011	2010
Audit Fees(a)	$416,728	$419,957
All Other Fees(b)	2,000	2,000
Total	$418,728	$421,957
(a)	Fees for audit services in fiscal years 2011 and 2010 consisted of the audit of the Company’s annual financial statements included in our annual reports on Form 10-K, reviews of the Company’s quarterly financial statements included in our quarterly reports on Form 10-Q, and consents and other services related to SEC matters.
(b)	All other fees are comprised of a subscription to Deloitte & Touche LLP’s on-line research tool.

In considering the nature of the services provided by the Deloitte Entities, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with the Deloitte Entities and Company management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC under the Sarbanes-Oxley Act of 2002, as well as the rules of the Public Company Accounting Oversight Board and the American Institute of Certified Public Accountants.

PRE-APPROVAL POLICY

The charter of the Audit Committee requires pre-approval of non-audit services provided by the Deloitte Entities. In 2005, the Audit Committee adopted a procedure for approval of audit services and non-audit services by the Deloitte Entities whereby management has the authority to approve specified projects anticipated to cost less than $10,000, specified projects between $10,000 and $25,000 are subject to pre-approval by the Chairman of the Audit Committee, and all projects in excess of $25,000 require pre-approval by the full committee. Services which can be pre-approved under this process other than by the full committee are limited to consultation and research specifically relating to: (a) financial accounting and reporting matters; (b) income tax reporting/compliance matters; (c) matters relating to the audit of the Company’s 401(k) plan; and (d) required audit services necessary to complete a timely SEC filing (such as the issuance of a consent for registration statements). Pre-approved services must not be prohibited services under the rules of the SEC. All pre-approved services must be reported to the full Audit Committee at the next regularly scheduled meeting. All services performed by the Deloitte Entities during 2011 were pre-approved in accordance with these policies.

VOTE REQUIRED AND RECOMMENDATION

The affirmative vote of the holders of a majority of shares present in person or represented by proxy at the meeting and entitled to vote thereon will be required to approve the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 29, 2012.

The Audit Committee recommends that stockholders vote “FOR” ratification of such appointment.

CORPORATE GOVERNANCE

BOARD AND COMMITTEE MEETINGS

The Board of Directors held a total of six meetings during the fiscal year ended December 31, 2011. No director attended less than 75% of those meetings and no director attended less than 75% of the aggregate of (1) all Board of Directors meetings and (2) the number of meetings of all committee(s) of the Board of Directors held during fiscal year 2011 for which such director served as a member. At each of the 2011 Board of Directors meetings, the independent directors had the opportunity to hold an executive session.

BOARD LEADERSHIP STRUCTURE

The Board regularly considers the appropriate leadership structure for the Company and has concluded that, at this time, the Company and its stockholders are best served by separating the positions of Chief Executive Officer and Chairman of the Board and appointing a Presiding Director of the Non-Management Directors. In January 2012, the Board elected Micky K. Woo as Executive Chairman of the Board of Directors. In this position, Mr. Woo continues to be an employee of the Company, presides at meetings of the Board of Directors, performs other duties as may be assigned from time to time by the Board of Directors and supports the Chief Executive Officer with Company and management initiatives as requested. The Board of Directors believes that separating the duties of Executive Chairman of the Board from the President and Chief Executive Officer improves the Board’s oversight of management and allows the Chief Executive Officer to focus on managing the Company’s business, while allowing the Executive Chairman to focus on more effectively leading the Board of Directors and supporting Company and management initiatives. Given Mr. Woo’s continuing status as an employee of the Company and to ensure effective independent oversight, the Board appointed an independent director, Roy Wilkens, to preside over regular executive sessions of the Non-Management Directors. Further, all Board committees are comprised of only Non-Management Directors. Thus, the Non-Management Directors directly oversee critical matters such as the compensation of executive management, the selection and evaluation of Board nominees, the integrity of the Company’s financial statements, and the development of corporate governance programs of the Company.

RISK OVERSIGHT

The Board has delegated to the Audit Committee, consisting solely of independent directors, the responsibility to oversee the assessment and management of the Company’s risks, including reviewing management’s risk assessment and risk management policies and procedures and steps management has taken to control major risk exposures. The Audit Committee is authorized to identify and discuss with management, the Board of Directors and the independent auditors the material risks faced by the Company’s business or which could impact the financial condition or performance of the Company, evaluate how those risks are managed by the Company and the quality and adequacy of the Company’s reporting with regard to them. The Company’s Compensation Committee, consisting solely of independent directors, is responsible for overseeing the assessment and management of risks relating to the Company’s compensation plans and arrangements and reporting to the Audit Committee and the Board. The Board is regularly informed through committee reports regarding the Company’s risks, and reviews and discusses such risks in overseeing the Company’s business strategy and operations.

COMMITTEES OF THE BOARD

The Board of Directors has established an Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.

Audit Committee.  The Audit Committee consists of Mr. Currey, Chairman, and Messrs. Jafari and Woodward. The Audit Committee oversees our accounting, auditing and financial reporting policies and practices, among other responsibilities. The Audit Committee has sole authority to engage the independent registered public accounting firm to perform audit services and permitted non-audit services, and the sole authority to approve all audit engagement fees and the terms of all permitted non-audit engagements and fees of the independent registered public accounting firm. The Board of Directors has affirmatively determined that the members of the Audit Committee are “independent,” as defined in the NASDAQ listing standards and applicable SEC rules. The Board of Directors has determined that Mr. Currey qualifies as an “audit committee financial expert,” as defined by applicable rules of the SEC by virtue of his experience and background, as described above. The Audit Committee held a total of five meetings during fiscal year 2011. The Board of Directors has adopted a formal written charter for the Audit Committee, a copy of which is available on the “Investor Relations — Corporate Governance” page of our website at www.tmng.com.

Compensation Committee.  The Compensation Committee consists of Mr. Lipman, Chairman, and Messrs. Wilkens and Woodward. The Compensation Committee makes recommendations to the Board of Directors regarding our employee benefit plans, the compensation of our executive officers, and approves equity grants, among other responsibilities. The Board of Directors has affirmatively determined that the members of the Compensation Committee are “independent” as defined in the NASDAQ listing standards. The Compensation Committee held five meetings during fiscal year 2011. The Board of Directors has adopted a formal written charter for the Compensation Committee, a copy of which is available on the “Investor Relations — Corporate Governance” page of our website at www.tmng.com.

Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee consists of Mr. Jafari, Chairman, and Messrs. Lipman and Currey. The Board of Directors has affirmatively determined that the members of the Nominating and Corporate Governance Committee are “independent” as defined in the NASDAQ listing standards. The Nominating and Corporate Governance Committee’s primary functions are to recommend individuals qualified to serve as directors of the Company; to advise the Board on its composition, procedures and committees; to advise the Board regarding corporate governance and to develop, recommend to the Board and evaluate periodically a set of corporate governance guidelines for the Company; and to oversee the evaluation of the Board. The Board of Directors has adopted a formal written charter for the Nominating and Corporate Governance Committee. A copy of the charter is available on the “Investor Relations — Corporate Governance” page of our website at www.tmng.com.

In accordance with the provisions of its charter, the Nominating and Corporate Governance Committee will consider nominations for director made in good faith by stockholders and will not apply different selection criteria to stockholder nominees than the selection criteria for persons nominated by the Committee. The criteria that may be considered by the Company in the selection of new directors may include experience, knowledge, skills, expertise, integrity, analytic ability, independence of mind, understanding of our business and business environment, willingness and ability to devote adequate time and effort to Board responsibilities and diversity (as determined from time to time by the Committee, including diversity of background and experience among directors). The Company does not have a formal policy requiring the consideration of diversity in the nomination of directors. For a description of the procedures for stockholders to make nominations for director, see “Submission of Stockholder Proposals and Nominations.” The Nominating and Corporate Governance Committee did not meet separately in 2011 and held its meetings in 2011 in conjunction with the proceedings of full Board meetings. The Nominating and Corporate Governance Committee’s nominations for this proxy statement were discussed and approved by the full Board of Directors.

COMPENSATION COMMITTEE PROCESSES AND PROCEDURES

The Compensation Committee’s charter governs its processes and procedures in the determination of executive compensation.

The Compensation Committee has overall responsibility for evaluating and recommending compensation for executive officers and recommending approval of employee benefit plans, policies and programs, and for administering the Company’s stock incentive plans. The Compensation Committee does not share this authority with, or delegate this authority to, any other person. The Compensation Committee assists the Board in fulfilling its responsibility to maximize long-term stockholder value by ensuring that officers, directors and employees are compensated in accordance with our compensation philosophy, objectives and policies; competitive practice; and the requirements of applicable laws, rules and regulations.

In fulfilling its responsibilities, the Compensation Committee has direct access to our officers and employees and consults with our CEO, our Chief Financial Officer, our human resources personnel and other members of senior management as the Chairperson of the Committee deems necessary.

The Compensation Committee reviews executive officer compensation on an annual basis. For each review, the Compensation Committee may consider, and decide the weight it will give to, a number of factors, including the following:

•	competition in the market for executive employees;

•	executive compensation provided by comparable companies;

•	executive officer performance;

•	our financial performance and compensation expenses;

•	the accounting impact of executive compensation decisions;

•	company and individual tax issues;

•	executive officer retention;

•	executive officer health and welfare; and

•	executive officer responsibilities.

In determining the long-term incentive component of our executive compensation, the Compensation Committee may consider a number of factors, including the following:

•	company performance and relative stockholder return;

•	value of similar incentive awards to executives at comparable companies; and

•	awards given our executives in past years.

The Compensation Committee also considers the potential risks to the Company that may result from proposed compensation policies and practices. The Compensation Committee may retain at the Company’s expense a compensation consultant to advise the Committee on executive and director compensation practices and trends. The Committee did not engage a compensation consultant during 2011.

The Compensation Committee may request that management recommend compensation package components, discuss hiring and retention concerns and personnel requirements, and provide information with respect to such matters as executive, Company and business unit performance; market analysis; benefit plan terms and conditions; financial, accounting and tax considerations; legal requirements; and value of outstanding awards. The Compensation Committee may rely on our CEO and other executives for these purposes.

The Compensation Committee develops the criteria for evaluating our CEO’s performance and privately reviews his performance against these criteria on at least an annual basis. Our CEO periodically discusses the performance of other executive officers with the Compensation Committee. The Committee may review human resources and business unit records. The Committee may also discuss with the Audit Committee the executive officers’ compliance with our Code of Conduct, a copy of which is available on the “Investor Relations — Corporate Governance” page of our website at www.tmng.com.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Stockholders may communicate directly with the Board of Directors via e-mail at board@tmng.com. These communications will be monitored by the Chairman of the Board and automatically passed directly to all independent directors. The Company also has a hotline (1-800-771-3980) for investor and employee complaints or notifications.

DIRECTOR ATTENDANCE AT ANNUAL MEETING

The Company has a policy of encouraging its directors to attend the Annual Meeting. All then active directors attended our 2011 annual meeting of stockholders.

NON-EMPLOYEE DIRECTOR COMPENSATION

This section describes the compensation paid to our non-employee directors. Mr. Nespola, our former Chairman and Chief Executive Officer, and Mr. Woo, our current Executive Chairman, serve on our Board of Directors but were not paid any compensation for their service on the Board of Directors in 2011. This section includes a description of the compensation program for directors for 2011.

Director Compensation Program

For the year ended December 31, 2011, the non-employee directors were paid retainers and meeting fees in accordance with the following current fee schedule:

Type	Amount ($)
Annual Director Retainer	20,000
Annual Audit Committee Chair Retainer	10,000
Annual Compensation Committee Chair Retainer	5,000
Annual Nominating and Corporate Governance Committee Chair Retainer	4,000
Per Meeting Fee for Board of Directors Meetings (in person or telephonic)	500
Per Meeting Fee for Committee Meetings (in person or telephonic)	500

We also reimburse directors for their expenses in attending Board and committee meetings. It is also the policy of the Board of Directors that compensation is not paid for committee meetings that occur in conjunction with Board of Directors meetings.

Non-employee directors have received equity grants from time to time in the past pursuant to our 1998 Equity Incentive Plan. However, no grants were made in 2011.

2011 Compensation

The following table provides information regarding the compensation of our non-employee directors in fiscal year 2011.

Director Compensation For Fiscal Year 2011

Name	Total(1)(2) ($)
Robert J. Currey	43,500
A. Reza Jafari	39,000
Andrew D. Lipman	38,500
Roy A. Wilkens	33,000
(1)	All non-employee director compensation earned during fiscal year 2011 was paid in cash. There were no grants of stock options or restricted stock to non-employee directors during fiscal year 2011.
(2)	As of December 31, 2011, each non-employee director held the number of stock options identified below (no unvested shares of restricted stock were held by non-employee directors):

Name	Exercisable Stock Options	Unvested Stock Options
Robert J. Currey	17,500	—
A. Reza Jafari	3,750	3,750
Andrew D. Lipman	15,000	—
Roy A. Wilkens	10,000	—

EXECUTIVE OFFICERS

The following is information regarding our executive officers other than Mr. Woo, whose biography appears in the section titled “Election of Directors — Directors to be Elected at the Annual Meeting.”

Donald E. Klumb, 49, is TMNG Global’s Chief Executive Officer, President and Chief Financial Officer. Mr. Klumb has served as Chief Executive Officer and President since January 2012, has served as Chief Financial Officer since 1999 and served as Vice President from 1999 until January 2012. During his tenure with the Company, he has led the strategy group, the capital markets practice, and various wireless initiatives including the Company’s recent SmartXchangeSM wireless offering. As Chief Financial Officer, he led the successful Initial Public Offering of the Company in 1999, followed by a secondary offering one year later. Under his leadership as CFO, TMNG completed several complementary acquisitions that have expanded our geographic and software product presence in both Europe and the United States and have strengthened our technical expertise and penetration into Tier 1 telecom service providers. From 1998 to 1999, Mr. Klumb was a partner at Deloitte & Touche LLP and headed the firm’s Midwest telecommunications and high technology practice. From 1992 to 1998, he was a senior manager with Deloitte & Touche LLP. He has extensive Corporate Finance experience helping many telecom sector clients at Deloitte with M&A advisory, divestiture, consultative and taxation issues. Mr. Klumb holds a Bachelor of Science in Accounting and performed Masters studies through the University of Wisconsin MBA program.

James R. Baker, 39, has served as our Chief Technology Officer and Chief Information Officer since June 2010. Mr. Baker is responsible for the Company’s Research & Development, Delivery, Support, Pre-sales and Managed Service operations of our Technology Solutions business as well as our global IT organization. He works with our other business units to bring high-value solutions to resolve client problems alongside our global consulting teams and consults on high-profile or technically complex engagements. From 2007 until June 2010, Mr. Baker served as Senior Vice President, Technology Consulting. In 1996, Mr. Baker co-founded Cartesian Ltd., a subsidiary of the Company since 2007, where he held a number of roles, including many years of leading the development, delivery and support units during the early inception of our software business. Prior to founding Cartesian Ltd. and ultimately joining TMNG, Mr. Baker worked as a developer, architect and manager on a number of diverse projects, including email encryption systems, and telecom rating engines. Mr. Baker studied software engineering at the University of Hertfordshire.

Thurston K. Cromwell, 37, has served as General Counsel and Secretary of the Company since 2006. Prior to joining TMNG, he was in private practice with the Kansas City law firm King Hershey, PC. Mr. Cromwell holds an adjunct faculty appointment at the University of Missouri — Kansas City School of Law where he periodically teaches corporate law. Mr. Cromwell received his BA, BJ and JD degrees from the University of Missouri and his MBA from the University of Chicago.

Susan M. Simmons, 41, has served as Senior Vice President and Managing Director of CSMG and CSMG Adventis, two subsidiaries of the Company since January 4, 2010. Previously, Ms. Simmons was a Vice President of CSMG where she has been a consultant and executive since 2001. Ms. Simmons’ experience covers a broad range of topics and clients including service providers, equipment/services vendors and large investors. During her tenure she has focused intensively on wireless and broadband services, especially the advanced infrastructure that enables converged offerings for both consumers and business customers. Her projects cover the full range of strategy services, including growth and business transformation, ecosystem development, go to market strategy, business optimization, corporate/board strategy and deal development. Ms. Simmons has also served as an expert witness and is a frequent speaker at industry conferences. Prior to joining CSMG, Ms. Simmons was a senior project manager at Navigant Consulting Inc., covering business strategy, financial analysis, market studies, collaborative facilitation and regulatory support. Ms. Simmons received her Masters of Science in Real Estate from MIT and her BA summa cum laude in Economics with Honors from Boston College.

EXECUTIVE COMPENSATION

As noted above under “Note Regarding Streamlined Disclosure,” SEC rules allow smaller reporting companies to tailor their disclosure to reduce costs. Because the Company qualifies as a “smaller reporting company” under SEC rules, the Company is not required to provide, among other things, Compensation Discussion and Analysis and certain other tabular and narrative disclosures relating to executive compensation.

Summary Compensation Table

The following Summary Compensation Table sets forth summary information as to the compensation of (i) the Company’s Chief Executive Officer, President and Chief Financial Officer, (ii) the Company’s two other most highly compensated executive officers during fiscal year 2011, and (iii) the Company’s former Chairman of the Board and Chief Executive Officer (collectively, the “named executive officers”).

Name and Principal Position	Year	Salary ($)	Non-Equity Incentive Plan Compensation(1) ($)	All Other Compensation(2) ($)	Total ($)
Donald E. Klumb, CEO, President and CFO(3)	2011	300,000	—	6,011	306,011
	2010	294,231	—	5,550	299,781
Micky K. Woo, Executive Chairman	2011	460,562	—	6,011	466,573
	2010	460,562	—	5,550	466,112
Susan M. Simmons, Senior Vice President and Managing Director of CSMG	2011	247,116	243,000	6,011	496,127
	2010	249,423	311,100	5,550	566,073
Richard P. Nespola, former Chairman of the Board and CEO(4)	2011	624,250	—	19,224	643,474
	2010	624,250	—	15,372	639,622
(1)	The 2011 bonus amount for Ms. Simmons was pursuant to an incentive compensation plan and paid in 2011 based upon performance during fiscal year 2010. The 2010 bonus amount for Ms. Simmons was pursuant to an incentive compensation plan and paid in 2010 based upon performance during fiscal years 2009 and 2010.
(2)	All Other Compensation for the named executive officers consists of:

Name	Year	401(k) Contributions ($)	STD ($)	LTD ($)	Personal Use of Automobile ($)	Total ($)
Donald E. Klumb	2011	5,145	228	638	—	6,011
	2010	3,675	494	1,381	—	5,550
Micky K. Woo	2011	5,145	228	638	—	6,011
	2010	3,675	494	1,381	—	5,550
Susan M. Simmons	2011	5,145	228	638	—	6,011
	2010	3,675	494	1,381	—	5,550
Richard P. Nespola	2011	5,145	228	638	13,213	19,224
	2010	3,675	494	1,381	9,822	15,372
(3)	Mr. Klumb served as Vice President and Chief Financial Officer during fiscal years 2011 and 2010. He became President and Chief Executive Officer in January 2012 and has retained the position of Chief Financial Officer.
(4)	Mr. Nespola served as Chairman of the Board and Chief Executive Officer until January 8, 2012.

Narrative to Summary Compensation Table

Employment Agreements.

Donald E. Klumb, President, CEO, and CFO

The Company is a party to an employment agreement with Donald E. Klumb, our President, CEO, and CFO (the “Klumb Employment Agreement”). A copy of the Klumb Employment Agreement was filed as

Exhibit 10.20 to our Annual Report on Form 10-K filed with the SEC on March 30, 2012, and is available on the SEC’s website (www.sec.gov). The Employment Agreement, dated February 3, 2012, consists of the following components:

•	Base salary of not less than $350,000 per year to be determined by the Board of Directors, provided that the Board will evaluate and determine on or about July 1, 2012 whether to increase such base salary to $400,000 per year;
•	Incentive bonus in an amount determined by the Board provided that Mr. Klumb achieves the reasonable performance goals and objectives established by the Board for Mr. Klumb for 2012 as disclosed in the Form 8-K filed with the SEC on February 28, 2012; and eligibility to participate in the Company’s bonus pool for executive officers as approved by the Compensation Committee;
•	Eligibility to participate in any health, disability, and group term life insurance plans or other perquisites and fringe benefits that the Company extends generally from time to time to the executive officers of the Company;
•	Severance benefits upon a termination by the Company due to disability consisting of: (1) salary and benefits (and bonuses, if any) accrued and payable up to the date of termination, (2) three months of base salary, and (3) payment or reimbursement of the premium for any COBRA benefits for a period of six months from the date of termination;
•	Severance benefits upon a termination by the Company other than due to death, disability or cause, or upon a constructive termination or change of control, consisting of: (1) salary and benefits (and bonuses, if any) accrued and payable up to the date of termination, (2) twelve months of base salary payable in one lump sum, and (3) payment or reimbursement of the premium for any COBRA benefits for a period of twelve months from the date of termination.

Micky K. Woo, Executive Chairman

The Company is a party to an employment agreement with Micky K. Woo, our Executive Chairman (the “Woo Employment Agreement”). A copy of the Woo Employment Agreement was filed as Exhibit 10.21 to our Annual Report on Form 10-K filed with the SEC on March 30, 2012, and is available on the SEC’s website (www.sec.gov). The Employment Agreement, dated January 25, 2012, consists of the following components:

•	Base salary of $460,561.92 per year;
•	Eligibility to participate in any health, disability, and group term life insurance plans or other perquisites and fringe benefits that the Company extends generally from time to time to the executive officers of the Company;
•	Severance benefits upon a termination by the Company for any reason on or after September 30, 2012, upon the sale of the Company, or by action of the Board of Directors consisting of: (1) salary and benefits accrued and payable up to the date of termination, (2) lump sum payment of $350,000, and (3) payment of the premium, if any, for COBRA benefits for a period of twelve months from the date of termination or the value of that COBRA premium if coverage not elected.

Susan M. Simmons, Senior Vice President and Managing Director of CSMG

The Company is a party to an employment agreement, managing director bonus plan, and individual sales bonus plan (collectively, the “CSMG Managing Director Agreements”) with Susan Simmons, Senior Vice President and Managing Director of our CSMG unit. Ms. Simmons’ employment agreement is dated October 20, 2006, and her two bonus plans were effective for fiscal year 2011. The CSMG Managing Director Agreements consist of the following components:

•	Base salary of $250,000 per year;
•	Eligibility to participate in Company-approved bonus plans, which for fiscal year 2011 constituted:
º	A business unit management bonus of up to $200,000 based upon CSMG’s contribution margin to the Company; and
º	An individual sales bonus based upon individually generated revenue and contribution margin as off-set by base salary;
•	Eligibility to participate in any health, disability, and group term life insurance plans or other perquisites and fringe benefits that the Company extends generally from time to time to vice presidents of the Company;
•	Severance benefits upon a termination by the Company without cause or upon a constructive termination, consisting of: (1) salary and benefits (and bonuses, if any) accrued and payable up to the date of termination, (2) six months of base salary payable over six months, (3) payment of the premium for any COBRA benefits for a period of three months from the date of termination, and (4) accelerated vesting of unvested stock options.

Richard P. Nespola, former Chairman of the Board and CEO

The Company was a party to an employment agreement with Richard P. Nespola, our former CEO (the “Nespola Employment Agreement”) through January 4, 2012. Effective January 8, 2012, Mr. Nespola was terminated as the Company’s Chairman of the Board and Chief Executive Officer. For a description of Mr. Nespola’s claim against the Company relating to the termination of his employment, see “Certain Relationships and Related Transactions — Legal Proceedings Involving a Director”. A copy of the Nespola Employment Agreement was filed as Exhibit 10.19 to our Annual Report on Form 10-K for the fiscal year ended January 3, 2004, filed with the SEC on March 31, 2004, and is available on the SEC’s website (www.sec.gov). The Nespola Employment Agreement, dated January 5, 2004, consisted of the following components:

•	Base salary of not less than $567,000 per year to be determined by the Board of Directors;
•	Bonus to be awarded based upon criteria determined and judged by the Compensation Committee, with the annual target bonus being not less than fifty percent (50%) of base salary;
•	Six weeks of vacation per year that could be redeemed in cash if unused;
•	Personal automobile use;
•	Such pension, profit sharing and fringe benefits as the Board of Directors of the Company, from time to time, determined to provide for the key executives of the Company;
•	Health club membership and dues;
•	Executive health benefits for certain examinations not covered by insurance (not used to date);
•	Estate and financial planning services stipend of up to $10,000 per year;
•	Reimbursement of home office expenses; and
•	Severance benefits upon a termination by the Company other than due to death, disability or cause, or upon a constructive termination, consisting of: (1) lump sum payment of 150% of annual salary and average bonus; (2) continuation of medical and dental insurance for 18 months; (3) purchase of Company-provided vehicle and assignment of such vehicle to CEO; and (4) pro rata portion of annual bonus that was the greater of $283,500 or target bonus for that year, provided that if such actual or constructive termination occurred within 12 months after a change of control of the Company, in addition to providing such severance benefits the Company would pay $500,000 to a charitable organization designated by Mr. Nespola. In the event of termination due to death or disability, Mr. Nespola and his beneficiaries were entitled to accrued benefits, a pro-rated bonus for the then-current year and continuation of fringe benefits for six months.

Retirement Benefits.  The only retirement benefit offered to Messrs. Woo and Klumb and Ms. Simmons by the Company is participation in the Company’s standard 401(k) plan, which is available to all U.S. Company employees. In fiscal year 2010, the Company matched twenty-five percent of the first six percent of deferred salary the employee contributed to the plan (subject to IRS maximums). In fiscal year 2011, the Company matched thirty-five percent of the first six percent of deferred salary the employee contributes to the plan (subject to IRS maximums). Material severance terms for Messrs. Klumb and Woo and Ms. Simmons are outlined above in the descriptions of the Employment Agreements.

2011 Executive Incentive Compensation Plan.  On March 10, 2011, the independent members of the Board of Directors upon the recommendation of the Compensation Committee of the Board, approved an executive incentive compensation plan for fiscal year 2011. The plan established a cash bonus pool for the Company’s then-serving principal executive officer, president and chief operating officer, and principal financial officer if the Company earned at least $2,750,000 of non-GAAP EBITDA in fiscal year 2011. The calculation of Non-GAAP EBITDA excluded non-cash charges (e.g., share-based compensation expense) and excluded extraordinary one-time items to the extent later determined to be appropriate by the Compensation Committee. The amount available for payment from the pool was a specified lump sum amount between $450,000 and $890,000 at certain thresholds of 2011 Non-GAAP EBITDA (as reduced by the payout amount) between $2,750,000 and $4,310,000. Under the plan, the distribution of the payout amount, if any, among the Company’s eligible executive management would be determined by the Company’s Compensation Committee and/or independent directors. No amounts were earned or paid out under the plan. A copy of the plan was filed as Exhibit 10.1 to the Form 8-K filed with the SEC on March 16, 2011, and is available on the SEC’s website (www.sec.gov).

Outstanding Equity Awards at 2011 Fiscal Year End

The following table provides information regarding outstanding stock options held by each named executive officer as of December 31, 2011. There were no unvested stock awards held by named executive officers as of December 31, 2011.

	Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Option Exercise Price ($)	Option Expiration Date
Donald E. Klumb	20,000	12.20	March 1, 2016
Micky K. Woo	30,000	12.20	March 1, 2016
Susan M. Simmons	10,000	15.50	May 7, 2012
	8,000	11.55	October 13, 2013
Richard P. Nespola	50,000	12.20	April 8, 2012

REPORT OF THE AUDIT COMMITTEE

In the performance of its oversight function, the Audit Committee has considered and discussed with management and our independent registered public accounting firm the audited consolidated financial statements of the Company for the fiscal year ended December 31, 2011.

In addition, the Audit Committee discussed with our independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. The Audit Committee has received the written disclosures and the letter from our independent registered public accounting firm as required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with our independent registered public accounting firm its independence.

Based upon the reports and discussions described in this report, and other matters the Audit Committee deemed relevant and appropriate, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements as of and for the fiscal year ended December 31, 2011, be included in the Company’s Annual Report on Form 10-K for such fiscal year.

The Audit Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of the Company’s financial statements. The Audit Committee does not determine whether the Company’s financial statements are complete and accurate, are prepared in accordance with generally accepted accounting principles or fairly present the Company’s financial condition, results of operations and cash flows. Members of the Committee rely without independent verification on the information provided to them and the representations made to them by management and the independent registered public accounting firm and look to management to provide full and timely disclosure of all material facts affecting the Company. Accordingly, the Audit Committee’s oversight does not assure that management has maintained appropriate internal controls and procedures or appropriate disclosure controls and procedures, that the audit of the Company’s financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board or that the Company’s independent registered public accounting firm is in fact “independent.”

The Audit Committee

Robert J. Currey, Chairman
A. Reza Jafari
Peter H. Woodward

This Audit Committee Report is not deemed “soliciting material”
and is not deemed filed with the SEC or subject to Regulation 14A or the liabilities under Section 18 of the Exchange Act.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors, officers and beneficial owners of more than 10% of the Company’s Common Stock to file reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms submitted to it during the fiscal year ended December 31, 2011, the Company has determined that all officers, directors and beneficial owners of more than 10% of the outstanding Common Stock complied with all Section 16(a) requirements during fiscal year 2011. The Company assists its directors and officers in the preparation and filing of reports required under Section 16(a) of the Exchange Act.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

INDEMNIFICATION AGREEMENTS

We have entered into indemnification agreements with our directors and executive officers. A copy of the form of Indemnification Agreement was filed as Exhibit 10.2 to our Registration Statement on Form S-1 filed with the SEC on September 20, 1999 and is available on the SEC’s website (www.sec.gov).

REPAYMENT OF LOAN BY DIRECTOR AND FORMER EXECUTIVE OFFICER

As of January 1, 2011, there was one outstanding line of credit between the Company and Richard P. Nespola, a director and the then-serving Chief Executive Officer of the Company, which originated in fiscal year 2001. Aggregate borrowings outstanding against the line of credit at January 1, 2011 were $300,000. The interest rate charged for each advance under the loan was based upon the Applicable Federal Rate, as announced by the Internal Revenue Service, for short-term obligations (with annual compounding) in effect for the month in which the advance was made. During fiscal year 2011, the outstanding principal amount and accrued interest were paid in full to the Company by Mr. Nespola. Pursuant to the Sarbanes-Oxley Act, no further personal loans may be made by the Company to, or arranged by the Company for, its executive officers.

LEGAL PROCEEDINGS INVOLVING A DIRECTOR

On January 10, 2012, Richard P. Nespola, our former Chief Executive Officer and former Chairman of the Board and a current member of our Board of Directors, filed an action, Richard P. Nespola v. The Management Network Group, Inc., against us with the American Arbitration Association. In this action, Mr. Nespola claims that we breached his employment agreement and an implied covenant of good faith and fair dealing by: (i) improperly deciding not to renew his employment agreement, and (ii) subsequently deciding to terminate his employment for cause. Further, Mr. Nespola claims we defamed him by publishing to our Board of Directors allegedly false reasons for terminating his employment for cause. Mr. Nespola seeks in excess of $1.6 million in damages plus attorneys’ fees and costs.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth the beneficial ownership of the Company’s Common Stock as of April 12, 2012 (including options to purchase Common Stock exercisable within sixty days after such date), by (i) each person or entity who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each of the named executive officers, and (iv) all directors and executive officers of the Company as a group. Except as otherwise noted, the stockholders named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to applicable community property laws.

	Shares Beneficially Owned
Beneficial Owners	Total Number	Percent
5% Stockholders (excluding executive officers or directors):
Potomac Capital Management, LLC, Potomac Capital Management II, LLC, and Paul J. Solit(1) 825 Third Avenue, 33rd Floor, New York, NY 10022	615,802	8.7%
Mill Road Capital Management LLC(2) 382 Greenwich Avenue, Suite One, Greenwich, CT 06830	589,507	8.3%
Hershey Management I, LLC and Hershey Strategic Capital, LP(3) 888 7th Avenue, 17th Floor, New York, NY 10019	448,000	6.3%
Norman H. & Sandra F. Pessin(4) 708 Third Avenue, Suite 1610 New York, NY 10017	416,753	5.9%
Stern Family Partners, L.P.(5) 708 Third Avenue, Suite 1610 New York, NY 10017	359,781	5.1%
Executive Officers & Directors:
Richard P. Nespola(6) 7300 College Boulevard, Suite 302, Overland Park, KS 66210	547,427	7.7%
Micky K. Woo(7) 7300 College Boulevard, Suite 302, Overland Park, KS 66210	442,944	6.2%
Donald E. Klumb(8)	66,666	*
Susan M. Simmons(9)	19,000	*
Roy A. Wilkens(10)	26,700	*
Andrew D. Lipman(11)	15,000	*
Robert J. Currey(12)	18,500	*
A. Reza Jafari(13)	5,625	*
Peter H. Woodward	147,213	2.1%
All directors and executive officers as a group (12 persons)(14)	1,322,896	18.6%
*	Less than 1% of the outstanding shares of Common Stock.
(1)	Based on information provided by Potomac Capital Management, LLC and Paul J. Solit, in a Schedule 13G/A filed on March 14, 2012. According to the Schedule 13G/A, Potomac Capital Management, LLC, and Paul J. Solit jointly own 529,744 shares and Paul J. Solit individually owns 86,058 shares.
(2)	Based on information provided by Mill Road Capital Management, LLC in a Schedule 13F filed on February 14, 2012. According to the Schedule 13F, Mill Road Capital Management, LLC owns 589,507 shares.
(3)	Based on information provided by Hershey Management I, LLC and Hershey Strategic Capital, LP in a Schedule 13G filed on February 14, 2012. According to the Schedule 13G, Hershey Strategic Capital, LP beneficially owns 448,000 shares, and as its investment advisor, Hershey Management I, LLC has the voting and dispositive power with respect to all of the 448,000 shares.
(4)	Based on information provided by Norman H. & Sandra F. Pessin in a Schedule 13D/A filed on January 27, 2012. According to the Schedule 13D/A, Norman H. Pessin owns 240,302 shares and Sandra F. Pessin owns 176,451 shares.

(5)	Based on information provided by Stern Family Partners, L.P. in a Schedule 13D/A filed on January 3, 2012. According to the Schedule 13D/A, Stern Family Partners, L.P. owns 359,781 shares.
(6)	Mr. Nespola disclaims beneficial ownership of 101,315 shares of common stock held by the Quimby Lane 2002 Trust, which is an irrevocable grantor trust of which Mr. Nespola’s spouse and adult son are the sole beneficiaries.
(7)	Includes 200,000 shares held by Woo 2005 Family Trust, 183,904 shares held by Micky K. Woo Trust, and 14,040 shares held by Growth Unlimited, Inc., and 30,000 exercisable stock options.
(8)	Includes 20,000 exercisable stock options.
(9)	Includes 18,000 exercisable stock options.
(10)	Includes 10,000 exercisable stock options.
(11)	Includes 15,000 exercisable stock options.
(12)	Includes 17,500 exercisable stock options.
(13)	Includes 3,750 exercisable stock options. Includes 1,875 stock options that became exercisable on April 15, 2012.
(14)	Includes 147,126 exercisable stock options.

SUBMISSION OF STOCKHOLDER PROPOSALS AND NOMINATIONS

In addition to the requirements under SEC Rule 14a-8 regarding the inclusion of stockholder proposals in the Company’s proxy statement and form of proxy relating to an annual meeting of stockholders, our Bylaws establish procedures which stockholders must follow in order to nominate directors or make proposals other than under SEC Rule 14a-8 for consideration at an annual meeting of stockholders. Any stockholder desiring a copy of our Bylaws will be furnished one without charge upon written request to the Secretary of the Company. A copy of our Bylaws was filed as Exhibit 3.2 to our Form 8-K filed with the SEC on January 26, 2012 and is available on the SEC’s website (www.sec.gov).

Stockholder Nominees for 2013 Annual Meeting of Stockholders.

If you are a stockholder of record and wish to nominate someone to the Board of Directors, you must give written notice to the Company’s Secretary. Your notice must be delivered to or mailed and received at the principal executive offices of the Company not more than 150 calendar days and not less than 120 calendar days in advance of the first anniversary date of mailing of the Company’s proxy statement released to stockholders in connection with the previous year’s annual meeting of stockholders. However, if the date of the annual meeting has been advanced by more than thirty (30) days or delayed by more than sixty (60) days from the anniversary of the prior year’s meeting date, notice must be delivered and received no earlier than 150 calendar days before such annual meeting and not less than the later of (i) 120 calendar days before such annual meeting or (ii) ten (10) calendar days following the day on which public announcement of the date of the annual meeting is first made. A nomination received after such date will be deemed untimely and will not be considered. Your notice must include the information specified in our Bylaws and a written consent of each nominee to serve as a director of the Company if elected. Under our Bylaws, the chairperson of the annual meeting of stockholders has the power and duty to determine whether a nomination was made in accordance with the Bylaws, and, if not in compliance with the Bylaws, to declare that the defective nomination shall be disregarded.

Stockholder Proposals at 2013 Annual Meeting of Stockholders.

If you are a stockholder of record and wish to make a proposal to the stockholders other than pursuant to SEC Rule 14a-8, you must give written notice to the Company’s Secretary in accordance with the same procedure specified for nominations of directors, and the notice must provide the information specified in our Bylaws. Any proposal received after the date specified above will be deemed untimely and will not be considered. Under our Bylaws, the proposal will not be considered if the proposal is not in accordance with applicable law and the rules of the SEC. Under our Bylaws, the chairperson of the annual meeting of stockholders has the power and duty to determine whether any business proposed to be brought before the meeting was made in accordance with the Bylaws, and, if not in compliance with the Bylaws, to declare that such proposal shall be disregarded.

Deadline for Including a Stockholder Proposal in the Proxy Statement for the 2013 Annual Meeting of Stockholders.

Proposals that are intended to be presented by stockholders at our 2013 annual meeting of stockholders must be received by us no later than [____________], 2012 to be considered for inclusion in the proxy statement and form of proxy relating to that meeting. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with SEC regulations governing the solicitation of proxies.

ANNUAL REPORT

TMNG’s Annual Report to Stockholders, containing financial statements for the fiscal year ended December 31, 2011, is being mailed with this proxy statement to all stockholders entitled to vote at the Annual Meeting. You must not regard the Annual Report as additional proxy solicitation material.

We will provide without charge, upon written request to the Secretary of the Company at the address listed on the cover page of this proxy statement, a copy of the Company’s annual report on Form 10-K, including the financial statements filed with the Securities and Exchange Commission for the fiscal year ended December 31, 2011.

HOUSEHOLDING

A single copy of our 2011 Annual Report and this proxy statement are being delivered to any multiple stockholders sharing the same address pursuant to SEC Rule 14a-3(e)(1), unless we or our transfer agent have received contrary instructions from one or more of those stockholders. We agree to deliver promptly upon written or oral request a separate copy of our Annual Report and proxy statement to any stockholder at a shared address to which a single copy of those documents has been delivered. You may notify us that you wish to receive a separate copy of the Annual Report and proxy statement for the 2011 or any future Annual Meeting by contacting us at 7300 College Boulevard, Suite 302, Overland Park, Kansas 66210, (913) 345-9315, Attention: Secretary. Stockholders who are members of a single household receiving multiple copies of those documents and who wish to receive a single copy may contact us at the same address or telephone number.

OTHER MATTERS

The Company knows of no other matters to be submitted to the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares they represent as the Board of Directors may recommend.

The Board of Directors

Overland Park, Kansas
[_________], 2012

APPENDIX A

PROPOSED AMENDMENT TO

CERTIFICATE OF INCORPORATION

THE MANAGEMENT NETWORK GROUP, INC.

RESOLVED, that Article VII of the Certificate of Incorporation of the Corporation be amended to read in its entirety as follows:

Subject to any rights of holders of any series of Preferred Stock to elect directors under specified circumstances, the number of directors which constitutes the whole Board of Directors of the corporation shall be fixed by, or in the manner provided in, the Bylaws. Commencing with the annual meeting of stockholders in 2012, each director of the corporation shall be elected for a one-year term and until his or her successor is elected and qualified or until his or her earlier death, resignation or removal, except that any director in office at the 2012 annual meeting of stockholders whose term expires at the annual meeting of stockholders held in calendar year 2013 or 2014 shall continue to hold office until the end of the term for which such director was elected and until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. No decrease in the authorized number of directors shall shorten the term of any incumbent director. A director who is chosen in the manner provided in the Bylaws to fill a newly-created directorship resulting from an increase in the authorized number of directors shall hold office until the next annual meeting of stockholders of the corporation and until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. Any director who is chosen in the manner provided in the Bylaws to fill a vacancy not resulting from an increase in the authorized number of directors shall have the same remaining term as that of his or her predecessor and shall serve until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. Any one or more directors of the corporation may be removed with or without cause by the holders of a majority of the shares then entitled to vote in an election of directors. Elections of directors need not be by written ballot, unless otherwise determined by the Board of Directors.

PRELIMINARY FORM OF PROXY

tmngglobal

THE MANAGEMENT NETWORK GROUP, INC.
7300 COLLEGE BLVD, SUITE 302
OVERLAND PARK, KS 66210

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
2. Election of Directors	☐	☐	☐	______________________

Nominees

01 Micky K. Woo   02 Robert J. Currey

The Board of Directors recommends you vote FOR the following proposals:

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting or any adjournment or postponement of the annual meeting.

For address change/comments, mark here. (see reverse for instructions) ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000142085_1